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                                                                  Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We cnsent to the incorporation by reference into the Registration Statement of GIANT GROUP, LTD. on Form S-8 (File No. 33-16848) of our reports dated
March 10, 1995, on our audits of the consolidated financial statements of GIANT GROUP, LTD., as of December 31, 1994 and 1993 and for the years ended
December 31, 1994, 1993 and 1992 which reports are included in this Annual Report on Form 10-K. Such reports include explanatory paragraphs regarding
(1) an uncertainty relating to the outcome of two class action lawsuits, and (2) a change in accounting method with respect to postretirement health benefits in 1993.


COOPERS & LYBRAND L.L.P.
------------------------
COOPERS & LYBRAND L.L.P.



Philadelphia, Pennsylvania
March 27, 1995